Exhibit 10.02
INDEMNITY AGREEMENT
This Indemnity Agreement (this “Agreement”), dated as of ________ __, 2017 (“Effective Date”), is made by and between Intuit Inc., a Delaware corporation (the “Company”), and ___________________, an individual who is a director and/or officer of the Company and/or of a subsidiary of the Company (the “Indemnitee”).
RECITALS
A.The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance and/or indemnification, due to their increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that this exposure frequently bears no reasonable relationship to the compensation of such directors and officers.
B.The Board of Directors of the Company (the “Board”) has determined that uncertainties relating to the availability, expense and the scope of protection afforded by liability insurance and uncertainties regarding the availability and scope of indemnification have increased the difficulty of attracting and retaining such persons to serve as directors and officers, and that this situation is detrimental to the best interests of the Company and its stockholders.
C.Based on the experience of its members, the Board has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company and its subsidiaries, and to encourage such individuals to make the business decisions and take the business risks necessary for the success of the Company and its subsidiaries, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, its officers and directors and certain officers and directors of its subsidiaries, and to assume for itself maximum liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Company and its subsidiaries (including service in such capacities during time periods occurring prior to the date this Agreement is executed).
D.Section 145 (“Section 145”) of the General Corporation Law of Delaware, under which the Company is organized (the “Law”), empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by the Law is not exclusive.
E.The Company has requested the Indemnitee to serve or continue to serve as a director or officer of the Company and/or one or more of the subsidiaries of the Company, and desires that the Indemnitee do so free from undue concern for claims for damages arising out of or related to such services to the Company and/or subsidiaries of the Company that may impede the free exercise of the Indemnitee’s business judgment on behalf of the Company and/or any of its subsidiaries.
F.The Indemnitee is willing to serve and to continue to serve the Company on the condition that the Indemnitee is indemnified and afforded rights to the advancement of expenses as provided in this Agreement.
NOW, THEREFORE, in consideration of the covenants contained in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Definitions. For the purposes of this Agreement, the following terms have the following meanings:
(a)    Agent. An “agent” of the Company means any person who: (i) is or was a director or officer of the Company or a subsidiary (as defined below) of the Company; (ii) while a director or officer of the Company or a subsidiary of the Company, is or was serving at the request of, for the convenience of, or to represent the interest of, the Company or a subsidiary of the Company as a director, officer, employee, agent or trustee of another foreign or domestic corporation, partnership, joint venture, limited liability company, trust or other enterprise or an affiliate of the Company; or (iii) was a director or officer of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company, or was a director or officer of another enterprise or affiliate of the Company at the request of, for the convenience of, or to represent the interests of, such predecessor corporation. The term “enterprise” includes, without limitation, any employee benefit plan of the Company, its subsidiaries, affiliates and predecessor corporations.
(b)    Change of Control. A “Change of Control” shall be deemed to have occurred if, after the Effective Date: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Company is a party to a consummated merger, consolidation, or sale of assets of the Company, as a consequence of which the members of the Board in office immediately prior to the consummation of such transaction constitute less than a majority of the members of the Board immediately after the consummation of such transaction; (iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets; or (iv) during any period of twenty-four consecutive months, other than as a result of an event described in clause (ii) or clause (iii) of this Section 1(b), the Incumbent Directors (as defined below) cease for any reason to constitute at least a majority of the members of the Board. For purposes of the foregoing clause (iv), with respect to any particular twenty-four month period, the term “Incumbent Directors” means (A) the individuals who at the beginning of such twenty-four month period constituted the Board and (B) each other individual whose election to the Board during such twenty-four month period or whose nomination for election to the Board by the Company's stockholders during such twenty-four month period was approved by a vote of at least two-thirds of the directors in office who were either members of the Board at the beginning of such twenty-four month period or whose election or nomination for election to the Board was approved as described in this clause (B).
(c)    Company. The term the “Company” includes, in the event of a merger or consolidation involving the Company, (i) the corporation surviving or resulting from such merger or consolidation (the “survivor”) and (ii) any constituent corporation (including any constituent of a constituent) of such merger or consolidation absorbed in such merger or consolidation which, if its separate existence had continued, would have had the power and authority to indemnify its agents so that, if the Indemnitee is or was an agent of such constituent corporation, or is or was serving at the request of such constituent corporation as an agent of another corporation, partnership, joint venture, trust or other enterprise, then from and after the consummation of such merger or consolidation the Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the survivor as the

Indemnitee would have with respect to such constituent corporation if its separate existence had continued.
(d)    Disinterested Director. The term “Disinterested Director” means a member of the Board who is not and was not a party to a proceeding (as defined below) in respect of which indemnification is sought by the Indemnitee.
(e)    Expenses. The term “expenses” includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense or appeal of, or being a witness in or otherwise participating in (including on appeal), or preparing to defend, to be a witness in or to otherwise participate in, a proceeding (as defined below), or establishing or enforcing a right to indemnification or advancement of expenses under this Agreement, Section 145 or otherwise; provided, however, that the term expenses shall not include any judgments, fines, ERISA excise taxes, penalties or any amounts paid in settlement of a proceeding.
(f)    Independent Counsel. The term “Independent Counsel” means a law firm, or an attorney-at-law, that is experienced in matters of corporation law and neither presently is, nor in the past three years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to the Company or the Indemnitee, or (ii) any other party to the proceeding giving rise to a claim for indemnification or advancement of expenses under this Agreement. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above incurred in performing any function or service in accordance with this Agreement which expressly contemplates the participation of Independent Counsel and, if requested to do so by such Independent Counsel, the Company will enter into an indemnification agreement mutually agreed to by the Company and Independent Counsel at the time Independent Counsel is engaged.
(g)    Proceeding. The term “proceeding” means any threatened, pending or completed action, suit, alternative dispute resolution mechanism (including but not limited to an arbitration or mediation), hearing, inquiry, investigation or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.
(h)    Subsidiary. The term “subsidiary” means any corporation of which more than fifty percent (50%) of the outstanding voting securities is owned directly or indirectly by (i) the Company, (ii) the Company and one or more of its subsidiaries or (iii) one or more of the Company’s subsidiaries.
2.    Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an agent of the Company, at the will of the Company (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an agent of the Company, faithfully and to the best of the Indemnitee’s ability, so long as the Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws or charter documents of the Company or any subsidiary of the Company or other enterprise; provided, however, that the Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that the Indemnitee may have assumed apart from this Agreement), and the Company or any subsidiary shall have no obligation under this Agreement to continue the Indemnitee in any such position.
3.    Maintenance of Liability Insurance.

(a)    The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee was an agent of the Company, the Company, subject to Section 3(b), shall use reasonable efforts to obtain and maintain in full force and effect directors’ and officers’ liability insurance coverage (“D&O Insurance”) in reasonable amounts from established and reputable insurers, on such terms as may be approved from time to time by the Board.

(b)    Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.
4.    Mandatory Indemnification.
(a)    Third Party Actions. If the Indemnitee is a person who was or is a party to, or is threatened to be made a party to, any proceeding (other than an action by or in the right of the Company) by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in the Indemnitee’s capacity as an agent of the Company, then, subject to the provisions of Section 8 of this Agreement and the exceptions set forth in Section 9 of this Agreement, the Company shall indemnify the Indemnitee against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of, or being a witness in or participating in (including on appeal) or preparing to defend, to be a witness in or to participate in, such proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.
(b)    Actions by or in Right of the Company. If the Indemnitee was or is a party to, or is threatened to be made a party to, any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in the Indemnitee’s capacity as an agent of the Company, then, subject to the provisions of Section 8 of this Agreement and the exceptions set forth in Section 9 of this Agreement, the Company shall indemnify the Indemnitee against any amounts paid in settlement of any such proceeding and all expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of, or being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, such proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company; except that no indemnification under this subsection 4(b) shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Company by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts which the Court of Chancery or such other court shall deem proper.

(c)    Witness Expenses in Certain Proceedings. Notwithstanding any other provision of this Agreement to the contrary, to the extent that the Indemnitee was or is, by reason of the fact that the Indemnitee is or was an agent of the Company, a witness or other non-party participant in any proceeding to which the Indemnitee is not made a party then the Company shall indemnify the Indemnitee against all expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf solely in connection with the Indemnitee’s being a witness or other non-party participant in such proceeding (including on appeal), and in preparing to be a witness or such other non-party participant in such proceeding without the need for any determination with respect to the Indemnitee’s conduct pursuant to Section 8 of this Agreement.
(d)    Exception for Amounts Covered by Insurance. Notwithstanding the foregoing, the Company shall not be obligated to make any separate payments to the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement) to the extent that D&O Insurance covers such expenses or liabilities and the carrier of the D&O Insurance makes payment for such expenses and/or liabilities directly to the Indemnitee. To the extent that any payment payable by the carrier of the D&O Insurance in respect of such expenses or liabilities has previously been paid or advanced to the Indemnitee by the Company, the parties agree that the Company shall be subrogated to the rights of the Indemnitee to receive such payments from the D&O Insurance carrier and that the Indemnitee will take all actions reasonably necessary to turn over or otherwise cause the Company to receive such payment from the D&O Insurance carrier.
5.    Partial Indemnification and Contribution.
(a)    Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement) incurred by the Indemnitee in the investigation, defense, settlement or appeal of, or being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, a proceeding but the Indemnitee is not entitled, however, to indemnification for the total amount thereof, then the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled to indemnification.
(b)    Contribution. If the Indemnitee is not entitled to the indemnification provided in Section 4 for any reason other than the statutory limitations set forth in the Law or the provisions of Section 9, then in respect of any threatened, pending or completed proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such proceeding), the Company shall contribute to the amount of expenses, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such expenses, judgments, fines, ERISA excise taxes, penalties or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines, ERISA excise taxes, penalties or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 5(b) were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

6.    Mandatory Advancement of Expenses. Advancement. Subject to the exceptions in Section 9 below, the Company shall advance all expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of, or the Indemnitee’s being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any proceeding to which the Indemnitee is a party or witness or other participant in, or is threatened to be made a party to or witness or other participant in, by reason of the fact that the Indemnitee is or was an agent of the Company or by reason of anything done or not done by the Indemnitee in any such capacity. The Indemnitee hereby undertakes to promptly repay such amounts advanced to the Indemnitee to the Company only if, and to the extent that, it shall ultimately be determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that the Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Certificate of Incorporation or Bylaws of the Company, the Law or otherwise with respect to the proceeding in respect of which such amounts were advanced. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company. Such request shall reasonably evidence the expenses incurred by the Indemnitee (such as, for example, by submission of invoices from third parties for such expenses).
7.    Notice; Assumption of Defense..
(a)    Notice of Proceeding. Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification or advancement of expenses with respect to such proceeding may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.
(b)    Notice to D&O Insurance Carrier. If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7(a), the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurer or insurers providing such D&O Insurance in accordance with the procedures set forth in the respective D&O Insurance policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable by such insurers as a result of such proceeding in accordance with the terms of such D&O Insurance policies.
(c)    Assumption of Defense by Company. In the event the Company shall be obligated to advance the expenses for any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld), upon the Company’s delivery to the Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that: (i) the Indemnitee shall have the right to employ his or her own counsel in any such proceeding at the Indemnitee’s expense; (ii) the Indemnitee shall have the right to employ his or her own counsel in connection with any such proceeding at the expense of the Company, if such counsel serves only in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (iii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses (of the types described in the definition of expenses in Section 1(e) of this Agreement) of the Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be required to obtain the consent of the Indemnitee to the settlement of any proceeding as to which the Company has assumed the defense of the Indemnitee if the Company assumes full and sole responsibility and liability for such settlement and the settlement grants the Indemnitee a complete and unqualified release in respect of the potential liability arising from such proceeding.
8.    Determination of Right to Indemnification.
(a)    Indemnitee Successful on Merits. To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 4(a) or 4(b) of this Agreement or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against all expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense or appeal of such proceeding or the Indemnitee’s being a witness or other participant in such proceeding.

(b)    Indemnitee Not Successful on Merits. In the event that Section 8(a) is inapplicable, the Company shall nonetheless indemnify the Indemnitee as provided in Section 4(a) or 4(b), as applicable, if a forum listed in Section 8(c) below determines that (i) the Indemnitee has met the applicable standard of conduct required to entitle the Indemnitee to such indemnification under Section 4(a) or 4(b), as applicable, and (ii) indemnification is not otherwise prohibited under the provisions of Section 9.

(c)    Procedure for Determining Entitlement to Indemnification. Upon written request by the Indemnitee for indemnification pursuant to Section 4(a) or 4(b) of this Agreement, the Indemnitee’s entitlement to indemnification shall be determined by one of the following, as selected by the Board (except with respect to clause (5) of this Section 8(c)):

(1)    A majority vote of the members of the Board who are Disinterested Directors with respect to the proceeding for which indemnification is being sought by the Indemnitee (whether or not a quorum);

(2)    A majority vote of a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors (whether or not a quorum);

(3)    If there are no Disinterested Directors, or if the Disinterested Directors
so direct, by Independent Counsel selected by the Indemnitee, and reasonably approved by the Board, which Independent Counsel shall make such determination in a written opinion;

(4)    The stockholders of the Company; or

(5)     In the event that a Change of Control has occurred, by Independent Counsel selected by the Indemnitee in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee.

(d)    Procedure for Obtaining Indemnification. The determination of entitlement to indemnification shall be made as soon as practicable, and in no event later than thirty (30) days after delivery of a written request for indemnification by the Indemnitee to the Company. The Indemnitee shall cooperate with the forum making such determination with respect to the Indemnitee's entitlement to indemnification, including providing to such forum upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination.

(e)    Effect of Determination. If the forum listed in Section 8(c) determines that the Indemnitee is entitled to indemnification with respect to a specific proceeding, then the Company shall indemnify the Indemnitee to the extent so determined by such forum and payment of such indemnification shall be made by the Company within thirty (30) days after such determination. If the forum listed in Section 8(c) determines that the Indemnitee is not entitled to indemnification with respect to a specific proceeding, or if a determination as to entitlement has not been not timely made, or if payment of indemnification or advancement has not been timely made, as applicable, then the Indemnitee shall have the right to apply to the Court of Chancery of Delaware for the purpose of obtaining an adjudication by such court of the Indemnitee’s entitlement to such indemnification or advancement pursuant to this Agreement with respect to such proceeding, provided that such right is exercised by the Indemnitee within sixty (60) days after (i) the final decision pursuant to Section 8(c) is rendered, (ii) the deadline for timely determination of entitlement to indemnification has passed or (iii) the deadline for timely payment of indemnification or advances, as applicable, has passed. The Company shall not oppose the Indemnitee's right to seek any such adjudication, and any such judicial adjudication shall be conducted in all respects as a de novo trial on the merits, such that any determination made pursuant to Section 8(c) that the Indemnitee is not entitled to be indemnified hereunder shall not be binding on any such court and the Indemnitee shall not be prejudiced by reason of any such determination by such forum.
(f)        No Presumption. For purposes of this Agreement, the termination of any proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In addition, neither the failure of any forum listed in Section 8(c) above to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any such forum that the Indemnitee has not met such standard of conduct, shall be a defense to the Indemnitee’s claim for indemnification or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by any forum listed in Section 8(c) or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

(g)    Certain Expenses. The Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any claim or proceeding to enforce a right to indemnification under this Section 8 (including any adjudication before any court contemplated by the foregoing provisions of this Section 8) or to enforce a right to advancement of expenses under Section 6 and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement, including any claim by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, to the extent the Indemnitee has been successful, in whole or in part, in any such claim or proceeding.
9.    Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)    Claims Initiated by the Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings specifically authorized by the Board or brought to establish or enforce a right to indemnification and/or advancement of expenses arising under this Agreement, the Bylaws or charter documents of the Company or any subsidiary or any statute or law or otherwise, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or

(b)    Lack of Good Faith. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

(c)    Unauthorized Settlements. To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement; or

(d)    Claims by the Company for Willful Misconduct. To indemnify (unless, with respect to indemnification only, a court of competent jurisdiction determines that each of the claims listed in this Section 9(d) was not made in good faith or was frivolous) or advance expenses to the Indemnitee under this Agreement for any expenses incurred by the Indemnitee with respect to any proceeding or claim brought directly by the Company against the Indemnitee alleging that such person has breached his or her duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction; or

(e)    Section l6(b) Actions. To indemnify the Indemnitee for any judgment rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section l6(b) of the 1934 Act and amendments thereto or similar provisions of any federal, state or local statutory law; or

(f)    Unlawful Indemnification. To indemnify the Indemnitee if it shall ultimately be determined, by final decision of a court of competent jurisdiction from which there is no further right to appeal, that such indemnification is not lawful.
10.    Non-Exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of, or a substitute for, or to diminish or abrogate, any other rights which the Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or Disinterested Directors, other agreements or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while occupying his or her position as an agent of the Company; provided, however, that this Agreement shall supersede and replace that certain Indemnity Agreement, if any, between the Indemnitee and the Company entered into prior to the Effective Date (the “Prior Indemnity Agreement”), except that, to the extent that superseding or replacing the Prior Indemnity Agreement with this Agreement would for any reason result in the Indemnitee not being entitled to rights under this Agreement with respect to any proceeding arising out of any facts, events or circumstances occurring prior to the Effective Date of this Agreement (a “Pre-Existing Proceeding”), then, in such case only, the Indemnitee’s rights and obligations under the Prior Indemnity Agreement will survive, but only with respect to any such Pre-Existing Proceeding. The Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by the Indemnitee as an agent prior to such amendment, alteration or repeal. To the extent that a change in the Law, whether by statue or judicial decision, permits greater indemnification or advancement of expenses than would be afforded currently under the Company’s Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
11.    Interpretation of Agreement; References. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to the Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein. Unless otherwise indicated, all references in this Agreement to a “Section” refer to a Section of this Agreement.
12.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 11.
13.    Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.
14.    Subrogation. In the event of full payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary or desirable to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
15.    Counterparts. This Agreement may be executed in one or more counter-parts, which shall together constitute one agreement.
16.    Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto, and in particular shall be binding upon any company into which the Company is merged or consolidated and any corporation or other entity that comes within the definition of the “Company” under the provisions of Section 1 of this Agreement.
17.    Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given: (a) if delivered by hand and signed for by the party addressee; (b) if mailed by certified mail, with postage prepaid, on the third business day after the mailing date; (c) the first business day after deposit with an express overnight courier, with proof of delivery from the courier requested. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.
18.    Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

19.    Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the Court of Chancery of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.
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IN WITNESS WHEREOF, the parties hereto have entered into this Indemnity Agreement effective as of the date first written above.

INTUIT INC.	INDEMNITEE:
By:
Name:
Title:
Address:	Address:

[Signature Page to Indemnity Agreement]